UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2019

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
N/A
Trading Symbol(s)
CHUC
Name of exchange on which registered
N/A

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2019, Charlie's Chalk Dust, LLC ("CCD"), a wholly owned subsidiary of Charlie's Holdings, Inc. (the "Company") entered into a services agreement (the "Agreement") with Avail Vapor, LLC ("Avail") (together, the "Parties"), for the manufacturing of vapor products and to provide certain regulatory analysis, strategy and other consulting services in connection with regulation by the U.S. Food and Drug Administration ("FDA") of certain e-liquid products and vapor devices (collectively "Products").

Under the terms of the Agreement, either one of the Parties may terminate the Agreement for cause due to failure to perform its obligations thereunder, provided, however, CCD may terminate the Agreement immediately in the event of a change in the strategic course of the Company for reasons due to regulatory action by the FDA but will be subject to pay all accrued and unpaid amounts due to Avail for strategic services provided under the terms of the Agreement. Unless terminated sooner, the term of the Agreement will expire upon completion of the strategic services to be provided by Avail as described therein.

It is anticipated that the compensation to be paid by CCD for services provided by Avail under the Agreement will be approximately $4,440,000 which will be paid upon completion of services provided as described therein.

The foregoing summary of the Agreement does not purport to be a complete statement of the terms of such document and is qualified in its entirety by reference to the full text of the document, a copy of which is being filed with this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See exhibit index.

Exhibit Index

Exhibit No.	Description
EX-10.1
Services Agreement by and between CCD and Avail, dated November 25, 2019 (*Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed. In addition, portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date:   December 20, 2019
By:	/s/ David Allen

Name: David Allen
Title: Chief Financial Officer